UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

_________________

Date of Report (Date of earliest event reported):  October 24, 2012

USEC Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-14287	52-2107911
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2 Democracy Center
6903 Rockledge Drive
Bethesda, MD 20817
(301) 564-3200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Under the securities purchase agreement dated as of May 25, 2010 by and among USEC Inc. (“USEC” or the “Company”), Toshiba Corporation (“Toshiba”), and Babcock & Wilcox Investment Company, a subsidiary of The Babcock & Wilcox Company (“B&W”), and related transaction documents, Toshiba America Nuclear Energy Corporation, a subsidiary of Toshiba, and Babcock & Wilcox Investment Company, as the holders of the Series B-1 12.75% Convertible Preferred Stock, have the right to elect a total of two directors of USEC.  Effective October 24, 2012, Mary Pat Salomone, Senior Vice President and Chief Operating Officer of B&W, resigned from the Board of Directors of USEC. Ms. Salomone has been a director of USEC since December 2011.

Effective upon Ms. Salomone’s resignation, George Dudich, President of Babcock & Wilcox Technical Services Group, Inc. (“B&W TSG”), was elected to USEC’s Board of Directors to fill the vacancy created by the departure of Ms. Salomone.  Mr. Dudich will serve on USEC’s Technology and Competition Committee and Regulatory and Government Affairs Committee.

Mr. Dudich, age 52, has served as President of B&W TSG, a subsidiary of B&W, since November 2011. Previously, he served as Senior Vice President of Business Development and Strategic Planning for B&W, having rejoined B&W in August 2010. Prior to re-joining B&W in August 2010, Mr. Dudich served as Senior Vice President of Business Development for Washington Group beginning in 2004 until URS Corporation acquired Washington Group, at which time he became the Senior Vice President of Business Development for the Global Management and Operations Services group of URS Corporation through July 2010.  From 1990 to 1999, Mr. Dudich served in a number of positions of increasing responsibility with B&W, including Vice President of Business Development for a prior subsidiary of B&W, B&W Services, Inc.; Project Procurement Manager for B&W Power Generation Group, Inc.; and Manager, ASRM Subcontracts, in B&W’s former Aerospace Components Division.

USEC, B&W and Toshiba are parties to the securities purchase agreement, an investor rights agreement and a strategic relationship agreement and other agreements or arrangements described in the Company’s current reports on Form 8-K filed with the Securities and Exchange Commission on May 25, 2010 and September 2, 2010.  B&W and Toshiba are preferred stockholders of the Company.  B&W TSG also owns 45% of American Centrifuge Manufacturing, LLC (“ACM”), a joint company established with USEC for the manufacture and assembly of AC100 centrifuge machines for the Company’s American Centrifuge project, as described in the Company’s current report on Form 8-K filed with the Securities and Exchange Commission on May 5, 2011.  Mr. Dudich is a member of the board of managers of ACM.  B&W is also involved in the Company’s research, development and demonstration (“RD&D”) program, including appointing a deputy program manager for the program and appointing a manager to the board of managers of USEC’s subsidiary created to carry out the program, American Centrifuge Demonstration, LLC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

USEC Inc.

October 25, 2012	By:	/s/ John C. Barpoulis
John C. Barpoulis
Senior Vice President and Chief Financial Officer
(Principal Financial Officer)